UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 1, 2007

VALENCE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification No.)

12201 Technology Blvd., Suite 150

Austin, Texas 78727

(Address of Principal Executive Offices, Including Zip Code)

(512) 527-2900

(Registrant’s Telephone Number, Including Area Code)

_____________________________________________________________________________

(Former Name or Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On March 13, 2007, Valence Technology, Inc. (the “Company”) entered into an employment agreement with Robert L. Kanode. Mr. Kanode will serve as our chief executive officer and president and has been appointed to our board of directors.

Mr. Kanode will initially receive an annual salary of $250,000, which amount will be reviewed annually by the compensation committee of our board and may be increased, but not decreased. In addition, Mr. Kanode will be eligible for consideration of an annual cash bonus of up to thirty-five percent (35%) of his base salary and a stock bonus of 300,000 shares. Any bonus will be at the discretion of the compensation committee. As an inducement to his employment, on March 13, 2007, Mr. Kanode was granted options to purchase 1,500,000 shares of our common stock with an exercise price of $1.61 per share, the closing price of our common stock on the National Small Cap Market on March 13, 2007. The options were not issued under our Amended and Restated 2000 Stock Option Plan. The options vest as follows: 250,000 on September 13, 2007, and the remaining 1,250,000 in thirty (30) equal monthly installments over the following thirty (30) months.

This summary of the terms of the employment agreement with Mr. Kanode is qualified in its entirety by the text of the agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.02        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)          On March 13, 2007, Dr. James Akridge resigned as our chief executive officer, president and as a member of our board of directors..

(c)

(1)          On March 13, 2007, we hired Robert L. Kanode as our new chief executive officer.

(2)          Mr. Kanode, 56, served as a senior partner at Sales & Performance Group since 2004 where he was responsible for commercializing products and services, identifying domestic and international OEM markets and developing manufacturing, sales and service organizations for technology companies. Prior to his employment at Sales & Performance Group, Mr. Kanode served as president for several companies including OptiTec, LLC, Evercel Batteries Inc. and Varta Batteries North America. There are no family relationships between Mr. Kanode and any director or executive officer of Valence.

(3)          The material terms of the employment agreement between us and Mr. Kanode are set forth in Item 1.01 above, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description

10.1	Letter Agreement, effective March 13, 2007 by and between Valence Technology, Inc., and Mr. Kanode.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Date:	March 13, 2007	/s/ Roger Williams
		Name:	Roger Williams
Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, effective March 13, 2007 by and between Valence Technology, Inc., and Robert L. Kanode.